Exhibit 21.1

List of Principal Subsidiaries

Name of Subsidiary	Jurisdiction
AW Limited	United Kingdom
B.E.T. Building Services Limited	United Kingdom
BET Environmental Services Limited	United Kingdom
BET (No.18) Limited	United Kingdom
BET (No.68) Limited	United Kingdom
BET Pension Trust Limited	United Kingdom
BPS Offshore Services Limited	United Kingdom
Broadcast Relay Service (Overseas) Limited	United Kingdom
Castlefield House Limited	United Kingdom
Chard Services Limited	United Kingdom
CHL Legacy Limited	United Kingdom
Dudley Industries Limited	United Kingdom
Enigma Laundries Limited	United Kingdom
Enigma Services Group Limited	United Kingdom
Enviro-Fresh Limited	United Kingdom
Environmental Contract Services Limited	United Kingdom
Euroguard Technical Services Limited	United Kingdom
Grayston Central Services Limited	United Kingdom
Hometrust Limited	United Kingdom
Industrial Clothing Services Limited	United Kingdom
Initial Limited	United Kingdom
Initial Medical Services Limited	United Kingdom
Opel Transport & Trading Company Limited	United Kingdom
Pest Protection Services (Scotland) Limited	United Kingdom
Peter Cox Limited	United Kingdom
Plant Nominees Limited	United Kingdom
Prokill (UK) Limited	United Kingdom
Prokill Limited	United Kingdom
Rapid Washrooms Limited	United Kingdom
Rentokil Dormant (No. 6) Limited	United Kingdom
Rentokil Initial (1896) Limited	United Kingdom
Rentokil Initial (1993) Limited	United Kingdom
Rentokil Initial 1927 plc	United Kingdom
Rentokil Initial Americas Limited	United Kingdom
Rentokil Initial Asia Pacific Limited	United Kingdom
Rentokil Initial Brazil Limited	United Kingdom
Rentokil Initial Finance Limited	United Kingdom
Rentokil Initial Holdings Limited	United Kingdom
Rentokil Initial Investments South Africa	United Kingdom
Rentokil Initial Pension Trustee Limited	United Kingdom
Rentokil Initial Services Limited	United Kingdom
Rentokil Initial UK Limited	United Kingdom
Rentokil Insurance Limited	United Kingdom
Rentokil Limited	United Kingdom
Rentokil Overseas Holdings Limited	United Kingdom
Rentokil Property Care Limited	United Kingdom
Rentokil Property Holdings Limited	United Kingdom
RI Dormant No.12 Limited	United Kingdom
RI Dormant No.18 Limited	United Kingdom
RI Dormant No.20 Limited	United Kingdom
Stratton House Leasing Limited	United Kingdom

Name of Subsidiary	Jurisdiction
Target Express Holdings Limited	United Kingdom
Target Express Limited	United Kingdom
Target Express Parcels Limited	United Kingdom
TEB Cleaning Services Limited	United Kingdom
Wise Property Care Limited	United Kingdom
Ecotec Interoceanica S.A	Argentina
Cannon Hygiene Australia Pty Limited	Australia
Green Fingers Plant Hire Pty Limited	Australia
Knock Out Pest Control Pty Limited	Australia
Pest Away Australia Pty Limited	Australia
Rentokil Australia Pty Limited	Australia
Rentokil Initial Asia Pacific Pty Limited	Australia
Rentokil Initial Pty Limited	Australia
Rentokil Pest Control (QLD) Pty Limited	Australia
Rentokil Pest Holdings Pty Limited	Australia
Rentokil Pty Limited	Australia
Rentokil Initial GmbH	Austria
Rentokil Initial (Bahamas) Limited	Bahamas
Tropical Exterminators Limited	Bahamas
Tropical Exterminators (Holdings) Limited	Bahamas
Rentokil Initial (Barbados) Limited	Barbados
Ambius N.V.	Belgium
Rentokil N.V.	Belgium
Initial Belux B.V.	Belgium
Asa Rio Saneamento Ambiental Limitada	Brazil
Rentokil Initial Do Brasil Ltda	Brazil
Ecovec Comércio e Licenciamento de Tecnologias Limitada	Brazil
Ecotec Brasil Tratamientos Fitossanitarios Ltda	Brazil
F Genes & Cia Limitada	Brazil
MP – Saneamento Ambiental Limitada	Brazil
Multicontrole Controle De Pragas E Servicos Limitada	Brazil
Uniao Sul Controle De Pragas Ltda	Brazil
Rentokil Initial (B) Sdn Bhd (90 per cent.)	Brunei
Direct Line Sales Limited	Canada
Rentokil Canada Corporation	Canada
Residex Canada Inc.	Canada
Comercializadora de Insumos y Servicios Mauco Limitada	Chile
Comercial e Industrial Premasec Limitada	Chile
Control de Plagas Higalgo y Rodriguez Limitada	Chile
Fumigaciones del Maule Limitada	Chile
Ingeclean S.A.	Chile
Ingeniería en Sanitiazaión S.A.	Chile
Rentokil Initial Chile SpA	Chile
Asesores en Sanidad Vegetal y Ambiental Limitada	Chile
Sociedad Comercial Cleantech SpA	Chile
Desan Spa	Chile
Colplagas S.A.S	Colombia
Continental De Fumigaciones S.A.S	Colombia
Fumigax SAS	Colombia
Fumigaciones Young S.A.S	Colombia
Rentokil Initial Colombia SAS	Colombia
Fumigadora Control Tecnico de Plagas S.A	Costa Rica
Chuchubi Pest Control N.V.	Curaçao
Rentokil Initial s.r.o.	Czech Republic

Name of Subsidiary	Jurisdiction
Rentokil Initial A/S	Denmark
Oliver Exterminating Dominicana Corp.	Dominican Republic
Sagrip SA de C.V.	El Salvador
Rentokil Oü	Estonia
Rentokil Initial Limited	Fiji
Rentokil Initial Oy	Finland
Ambius SAS	France
CAFI SAS	France
CAWE FTB Group SAS	France
Initial Hygiene Services	France
Initial SAS	France
Rentokil Initial Environmental Services SAS	France
Rentokil Initial Holdings (France) SA	France
Rentokil Initial SAS	France
SCI Gravigny	France
SCI Vargan	France
Technivap SAS	France
Rentokil Initial Guyane Sarl	French Guyana
Medentex GmbH	Germany
Rentokil Dental GmbH	Germany
Rentokil Holdings GmbH	Germany
Rentokil Initial Beteiligungs GmbH	Germany
Rentokil Initial GmbH & Co. KG	Germany
S & A Service und Anwendungstechnik GmbH	Germany
Seemann Schädlingsbekämpfung und Holzschutz GmbH & Co.KG	Germany
Rentokil Initial (Ghana) Limited	Ghana
Rentokil Initial Hellas EPE	Greece
Rentokil Initial Guadeloupe Sarl	Guadeloupe
SOS Guadeloupe Traitement Sarl	Guadeloupe
Servicios Agricolas Profesionales S.A.	Guatemala
Felcourt Insurance Company Limited	Guernsey
Rentokil Initial Guyana Limited	Guyana
Sagrip Honduras S.A.	Honduras
Rentokil Hong Kong Investment Limited	Hong Kong
Rentokil Initial Hong Kong Limited	Hong Kong
Corporate Millennium Hygiene Solutions Private Limited	India
PCI Pest Control Private Limited	India
Rentokil Initial Hygiene India Private Limited	India
PT Calmic Indonesia	Indonesia
PT Rentokil Indonesia	Indonesia
PT Wesen Indonesia	Indonesia
Gico Systems SRL	Italy
Rentokil Initial Italia SpA	Italy
Rentokil Initial (Jamaica) Limited	Jamaica
Arena Public Health Co.	Jordan
Rentokil Initial Kenya Limited	Kenya
Boecker International s.a.l. (Offshore)	Lebanon
Boecker Public Health s.a.l.	Lebanon
Boecker World Holding s.a.l.	Lebanon
Rentokil Initial (Pty) Limited	Lesotho
Rentokil Delta Libya for Environmental Protection JSCO (65 per cent.)	Libya
Dezinfa, UAB	Lithuania
Akmenės profilaktinė dezinfekcija, UAB	Lithuania
R-Control Désinfections SA	Luxembourg

Name of Subsidiary	Jurisdiction
Rentokil Luxembourg Sàrl	Luxembourg
Rentokil Initial Limited	Malawi
Rentokil Initial (M) Sdn Bhd	Malaysia
UFTC Sdn Bhd	Malaysia
Rentokil Initial Maldives Private Limited	Maldives
Rentokil Initial Martinique Sarl	Martinique
Balance Urbano Control de Plagas SA de CV	Mexico
Rentokil Initial Mozambique Limitada	Mozambique
Ambius B.V.	The Netherlands
BET Finance B.V.	The Netherlands
BET (Properties) B.V.	The Netherlands
B.V. Rentokil Funding	The Netherlands
Holland Reconditionering B.V.	The Netherlands
Rentokil Initial B.V.	The Netherlands
Rentokil Initial Finance B.V.	The Netherlands
Rentokil Initial International B.V.	The Netherlands
Rentokil Initial Overseas (Holdings) B.V.	The Netherlands
Rentokil Initial Limited	New Zealand
Rentokil Initial Norge AS	Norway
Nokas Skadedyrkonstroll AS	Norway
Skadedyrbutikken AS	Norway
Rentokil Initial (China) Limited	People’s Republic of China
Hangzhou Research Institute of Profume Fumigation Co. Ltd (80 per cent.)	People’s Republic of China
Ingeclean Peru Sociedad Anonima Cerrada	Peru
Rentokil Initial (Philippines) Inc	Philippines
Rentokil Polska Sp. z.o.o.	Poland
Vaco sp. z o.o	Poland
Rentokil Initial Portugal – Serviços de Protecção Ambiental Limitada	Portugal
Rentokil of Puerto Rico, Inc	Puerto Rico
Cannon Hygiene International Limited	Republic of Ireland
Initial Medical Services (Ireland) Limited	Republic of Ireland
Rentokil Initial Holdings (Ireland) Limited	Republic of Ireland
Rentokil Initial Limited	Republic of Ireland
Boecker Public Health Saudia Company Limited	Saudi Arabia
Rentokil Saudi Arabia Limited	Saudi Arabia
Rentokil Initial Asia Pacific Management Pte Limited	Singapore
Rentokil Initial Singapore Private Limited	Singapore
Rentokil Initial s.r.o.	Slovakia
Cannon Hygiene (SA) Proprietary Limited	South Africa
Newshelf 1232 Pty Limited	South Africa
Rentokil Initial (Dikapi) JV Pty Limited (59 per cent.)	South Africa
Rentokil Initial (Proprietary) Limited	South Africa
Rentokil Initial Korea Limited	South Korea
Europea de Servicios e Higiene Euro Servhi SA	Spain
Initial Gaviota SAU	Spain
Rentokil Initial España S.A.	Spain
Deterco S.L.	Spain
Tratamientos Medioambientales Hermo, S.L.	Spain
Rentokil Initial Ceylon (Private) Limited	Sri Lanka
RI Swaziland (Pty) Limited	Eswatini
Ambius AB	Sweden
PreventiQ AB	Sweden
Rent a Plant Interessenter AB	Sweden

Name of Subsidiary	Jurisdiction
Rentokil AB	Sweden
Sweden Recycling AB	Sweden
Medentex GmbH	Switzerland
Rentokil Schweiz AG	Switzerland
Initial Hygiene Co Limited	Taiwan
Rentokil Ding Sharn Co Limited	Taiwan
Initial Hygiene (T) Limited	Tanzania
Cannon Pest Management Co. Limited	Thailand
Rentokil Initial (Thailand) Limited	Thailand
Rentokil Initial (Trinidad) Limited	Trinidad and Tobago
CAP Tunis	Tunisia
Rentokil Initial Çevre Sağlığı Sistemleri Ticaret ve Sanayi AŞ	Turkey
Rentokil Initial Uganda Limited	Uganda
Al Muhtaref Pest Control LLC	United Arab Emirates
Boecker Food Safety L.L.C.	United Arab Emirates
Boecker Pest Control LLC	United Arab Emirates
Boecker Pest Control LLC – Fujairah	United Arab Emirates
Boecker Public Health Pest Control Equipment Trading LLC	United Arab Emirates
National Pest Control LLC	United Arab Emirates
Rentokil Initial Pest Control LLC	United Arab Emirates
Specialist International Pest Control L.L.C.	United Arab Emirates
Advanced Pest Management of CO, LLC	USA
Airborne Vector Control LLC	USA
Asiatic Holdings LLC	USA
Asiatic Investments Inc	USA
Creative Plantings Inc	USA
Cygnet Enterprises, Inc (North Carolina)	USA
Cygnet Enterprises, Inc (Michigan)	USA
Cygnet Enterprises Northwest, Inc	USA
Cygnet Enterprises West, Inc	USA
HAB Aquatic Solutions, LLC	USA
FInitial Contract Services LLC	USA
J.P. Pest Services, LLC	USA
Leto Holdings I, Inc.	USA
Leto Holdings II, LLC	USA
Medentex LLC	USA
Mississippi Mosquito Control, LLC	USA
Mosquito Control of Lafourche, LLC	USA
Mosquito Control Services, L.L.C.	USA
Mosquito Control Services of Florida, LLC	USA
Mosquito Control Services of Georgia, LLC	USA
Rentokil Initial Environmental Services LLC	USA
Rentokil Initial US Holdings, Inc.	USA
Rentokil North America, Inc.	USA
Rittiner Group, L.L.C.	USA
Steritech-Canada Inc.	USA
Solitude Lake Management, LLC	USA
St. Charles Mosquito Control, L.L.C.	USA
St. John Mosquito Control L.L.C.	USA
Terrebonne Mosquito Control, LLC	USA
United Transport America LLC	USA
Vector Disease Acquisition, LLC	USA
Vector Disease Control International, LLC	USA
Virginia Properties Inc	USA
La Sanitaria S.A.	Uruguay
Livelux S.A.	Uruguay
Rentokil Initial (Vietnam) Company Limited	Vietnam

Associated Undertakings	Jurisdiction
ServicePros SAE (30 per cent.)	Egypt
SCI Pierre Brossolette (26.2 per cent.)	France
Nippon Calmic Limited (49 per cent.)	Japan
Boecker Public Health Services Limited (30 per cent.)	Nigeria
Boecker Public Safety Services Qatar W.L.L. (24.5 per cent.)	Qatar
Hometrust Kitchens Limited (25 per cent.)	United Kingdom
Torchsound Properties Limited (50 per cent.)	United Kingdom